                                EXHIBIT 10(ZZZ)


                            ASSET PURCHASE AGREEMENT
                            ------------------------

          THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into
                                              ---------
this 23rd day of October, 1996 by and among Graphic Industries, Inc., a Georgia corporation ("Graphic"), Presstar Acquisition Corp., a Maryland corporation and
              -------
a wholly owned subsidiary of Graphic ("Purchaser") and Ex-Speed-ite Service,
                                       ---------
Inc., a corporation formed under the laws of the District of Columbia (the "Corporation"), Robert T. Kaufman, Joel F. Kaufman and the 12201 Industrial
------------
Parkway Joint Venture (the "Joint Venture"), a Maryland partnership existing
                            -------------
under that certain joint venture agreement dated January 30, 1981 among Robert
T. Kaufman, Libby Kaufman, Richard H. Stewart, Jr., Susan Stewart, Robert Ostrosky, and Joan Ostrosky (collectively, the "Venturers").
                                                ---------


                                  WITNESSETH:
                                  ----------

          WHEREAS, the Venturers desires to sell and Purchaser desires to purchase substantially all of the assets of the Joint Venture; and

          WHEREAS, the Corporation desires to sell and the Purchaser desires to purchase substantially all of the assets of the Corporation (collectively, the "Transaction").
------------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          The following terms used in this Agreement shall have the meaning set forth below:

          Section 1.1  The "AAA" shall have the meaning set forth in
                           -----
Section 8.5.

          Section 1.2  The "Act" shall mean the Securities Act of 1933, as
                           -----
amended.

          Section 1.3  "Acquired Assets" shall mean all of the assets of the
                        ---------------
Business and all of the assets of the Corporation and the Joint Venture, including, without limitation:

          (a) all Real Property and the fixtures, improvements, licenses or easements appertaining thereto;

          (b) all tangible personal property of the Business, including without limitation, all machinery, equipment, furniture, and leasehold improvements (the "Personal Property");
           -----------------

          (c) all written or oral contracts, leases, warranties, commitments, agreements, licenses, purchase and sales orders, rights to any telephone numbers, registrations, permits, approvals or other executory commitments of the Business, including but not limited to all Contracts, all Real Property Leases and all Personal Property Leases;

          (d) all books and records of the Business (other than minute books), including without limitation, data, data bases, business plans and projections, records of sales, files, advertising materials and other similar documents;

          (e)  all supplies and inventories;

          (f)  all Intellectual Property;

          (g) all prepaid items, unbilled costs and fees, accounts, notes and other receivables; and

          (h) all assets and properties reflected on the Audited Schedule of Net Assets;

provided, however, that the Acquired Assets shall not include the Excluded
Assets.

     Section 1.4  "Acquisition Proposal" shall have the meaning set forth in
                   --------------------
Section 5.2.

     Section 1.5  "Agreement" shall have the meaning set forth in the preamble.
                   ---------

     Section 1.6  "Area" shall mean the District of Columbia, Maryland and
                   ----
Virginia.

     Section 1.7  "Assumed Liabilities" shall mean only those liabilities of the
                   -------------------
Business identified as such on the Audited Schedule of Net Assets which shall include $40,365.01 as of November 1, 1996 to Richard H. Stewart, Jr. under the Company's deferred compensation plan and certain expenses pursuant to Section
11.7 hereof; provided, however, that Assumed Liabilities shall not include any Excluded Liabilities.

     Section 1.8  "Audited Net Asset Value" shall mean the net book value of the
                   -----------------------
Net Assets as of the Closing Date, as determined pursuant to Section 2.5 hereto.

     Section 1.9  "Audited Schedule of Net Assets" shall have the meaning set
                   ------------------------------
forth in Section 2.5(b).

     Section 1.10  "Business" shall mean desktop publishing and prepress
                    --------
services, multicolor conventional sheet fed offset printing, multicolor half web heat set offset printing, bindery services including cutting, folding, and saddle stitching, addressing and mailing services, internet web page design and maintenance, acting as an internet site provider and all other forms of graphic communications currently operated by the Corporation using the Acquired Assets under the tradename "Presstar Printing Corporation."

     Section 1.11  "Claim" shall have the meaning set forth in Section 8.3(a).
                    -----

     Section 1.12  "Claim Notice" shall have the meaning set forth in Section
                    ------------
8.3(a).

     Section 1.13  "Closing" shall have the meaning set forth in Section 2.7.
                    -------

     Section 1.14  "Closing Date" shall mean the date upon which the Closing (as
                    ------------
defined herein) shall occur.

     Section 1.15  "Closing Net Asset Value" shall mean the net book value of
                    -----------------------
the Net Assets as of the Closing Date, as determined by Sellers pursuant to
Section 2.5(a) hereto.

     Section 1.16  "Closing Schedule of Net Assets" shall have the meaning set
                    ------------------------------
forth in Section 2.5(a) hereto.

     Section 1.17  "Code" shall mean the Internal Revenue Code of 1986, as
                    ----
amended.

     Section 1.18  "Commission" shall mean the Securities and Exchange
                    ----------
Commission, or any other federal agency at the time administering the Act.

     Section 1.19  "Competing Business" shall mean desktop publishing and
                    ------------------
prepress services, multicolor conventional sheet fed offset printing, multicolor half web heat set offset printing, bindery services including cutting, folding and saddle stitching, addressing and mailing services, internet web page design and maintenance, acting as an internet site provider and all other forms of graphic communications currently operated by the Corporation.

     Section 1.20  "Consulting Agreement" shall mean that certain consulting and
                    --------------------
non-competition agreement between Robert T. Kaufman and Purchaser, substantially in the form of Exhibit A hereto.
               ---------

     Section 1.21  "Contracts" shall have the meaning set forth in Section 3.20.
                    ---------

     Section 1.22  "Corporation" shall have the meaning set forth in the
                    -----------
preamble.

     Section 1.23  "Damages" means claims, damages, losses, judgments,
                    -------
settlement, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding, less the amount of any actual tax or insurance benefits then available to or received by the Indemnified Party with respect thereto.

     Section 1.24  "Effective Period" shall have the meaning set forth in
                    ----------------
Section 7.4(a).

     Section 1.25  "Employment Agreement" shall mean that certain employment and
                    --------------------
non-competition agreement between Joel F. Kaufman and Purchaser substantially in the form of Exhibit B hereto.
            ---------

     Section 1.26  "Environmental Laws" shall have the meaning set forth in
                    ------------------
Section 3.14(a).

     Section 1.27  "Environmental Permits" shall have the meaning set forth in
                    ---------------------
Section 3.14(c).

     Section 1.28  "ERISA" shall mean the Employee Retirement Income Security
                    -----
Act of 1974, as amended.

     Section 1.29  "Escrow Agent" shall mean the party identified as the escrow
                    ------------
agent in the Escrow Agreement, including its successors and assigns.

     Section 1.30  "Escrow Agreement" shall mean that certain Escrow Agreement
                    ----------------
to be entered into by and among Graphic, Purchaser, Robert T. Kaufman and the Escrow Agent, substantially in the form of Exhibit C hereto, pursuant to which
                                           ---------
Robert T. Kaufman shall deliver the Escrow Stock Consideration, which shall be comprised of Graphic Common Stock having a value of no less than $350,000, which shall be issued to Robert T. Kaufman pursuant to Section 5.9 hereof as payment of his loan to the Corporation, to be held in escrow for the Escrow Period.

     Section 1.31  "Escrow Period" shall mean the period beginning on the
                    -------------
Closing Date, and ending one year thereafter.

     Section 1.32  "Escrow Stock Consideration" shall mean that number of shares
                    --------------------------
of Graphic Common Stock equal to the greater of: ((a) $350,000 or (b) twenty percent (20%) of the Purchase Price) divided by the Stock Price, and rounded to the nearest whole number.

     Section 1.33  "Excluded Assets" shall mean
                    ---------------

          (a) any accounts receivable listed on Schedule 1.33(a), which shall
                                                ----------------
     include that of Science Weekly;

          (b) all uncollected service or late fees on any accounts receivable;

          (c) any accounts receivable of the Corporation or the Joint Venture due from either Shareholders or Venturers, or any of their affiliates;

          (d) any claims the Sellers may have against the law firm Sanders, Schnabel, Brandenburg & Zimmerman, P.C., David Kaufman or Mitch Dingwall;

          (e) all cash or cash equivalents in transit, in hand or in bank accounts;

          (f)  capitalized loan costs;

          (g) any life insurance policies on Robert T. Kaufman and any amounts relating thereto;

          (h)  all Plans;

          (i) American Automobile Association 1929 lithostone, pictures, desk appointments, water pitcher, refrigerator and file cabinet currently in Robert T. Kaufman's office;

          (j) all gold coins which are identified as precious metals on the Financial Statements; and

          (k) all real estate and other tax refunds for periods ending prior to the Closing Date.

     Section 1.34  "Excluded Liabilities" shall mean:
                    --------------------

          (a) any Tax and Payroll Liabilities; and

          (b) any liability or obligation to the law firm Sanders, Schnabel, Brandenburg & Zimmerman, P.C.

     Section 1.35  "Financial Statements" shall mean the financial statements of
                    --------------------
the Corporation and the Joint Venture for the years ended December 31, 1993, December 31, 1994, December 31, 1995, and the period ended July 31, 1996, all of which are attached hereto as Schedule 3.6.
                             ------------

     Section 1.36  "Graphic" shall have the meaning set forth in the preamble.
                    -------

     Section 1.37  "Graphic Common Stock" shall mean shares of Common Stock,
                    --------------------
$0.10 par value, of Graphic.

     Section 1.38  "Indemnified Party" shall mean the party seeking
                    -----------------
indemnification under Article 8 hereof.

     Section 1.39  "Indemnifying Party" shall mean the party against whom
                    ------------------
indemnification is being sought pursuant to Article 8 hereof.

     Section 1.40  "Intellectual Property" shall mean all trade names
                    ---------------------
(including, without limitation, the trade name "Presstar Printing Corporation"), trademarks, trade styles, service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications owned by, licensed by or registered in the name of any Seller for use by the Business.

     Section 1.41  "Interim Net Asset Value" shall mean a deficit of $458,947,
                    -----------------------
which is the net book value of the Net Assets as of July 31, 1996 as reflected on the Interim Schedule of Net Assets attached hereto as Schedule 1.41.
                                                         -------------

     Section 1.42  "Joint Venture" shall have the meaning set forth in the
                    -------------
preamble.

     Section 1.43  "Joint Venture Agreement" shall mean the 12201 Industrial
                    -----------------------
Parkway Joint Venture Agreement dated January 30, 1981, by and among the Venturers.

     Section 1.44  "Knowledge" shall mean all information, data, materials or
                    ---------
knowledge actually known by a person or which should have been known by such person after reasonable inquiry or investigation.

     Section 1.45  "Net Assets" shall mean all of the Acquired Assets less the
                    ----------
Assumed Liabilities. In determining Net Assets, Excluded Assets and Excluded Liabilities shall be excluded.

     Section 1.46  "Non Third Party Claim" shall have the meaning set forth in
                    ---------------------
Section 8.3(a).

     Section 1.47  "Personal Property" shall have the meaning set forth in
                    -----------------
Section 1.3(b).

     Section 1.48  "Personal Property Leases" shall have the meaning set forth
                    ------------------------
in Section 3.8(b).

     Section 1.49  "Plans" shall have the meaning set forth in Section 3.18.
                    -----

     Section 1.50  "Proprietary Information" shall mean information related to
                    -----------------------
the Business (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other persons who can obtain economic value from its disclosure or use and, (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, information concerning the financial affairs, processes, services, employees, employees' compensation, research, development, existing and future products and services, product and service plans and designs, purchasing, accounting, distribution systems, marketing, formulae, compilations, programs, methods, techniques, drawings, and suppliers of the Business. Proprietary Information will not include any information or data which before being divulged by any Seller, Shareholder or Venturer (i) has become generally known to the public through no wrongful act of such party; (ii) has been rightfully received by such party from another party without restriction on disclosure and without breach of an obligation of confidentiality running either directly or indirectly to Purchaser or Graphic; (iii) has been approved for release and released to the general public by written authorization of Purchaser or Graphic; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or has been required to be disclosed by operation of law; provided, however, that such party must first have given written notice of such required disclosure to Purchaser, and taken reasonable steps to allow Purchaser to seek to protect the confidentiality of the information required to be disclosed including, without limitation, to allow Purchaser to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which disclosure is required; or (v) is independently developed by such party without use, directly or indirectly, of Proprietary Information and does not relate to the Business.

     Section 1.51  "Purchase Price" shall have the meaning set forth in Section
                    --------------
2.3.

     Section 1.52  "Purchaser" shall have the meaning set forth in the preamble.
                    ---------

     Section 1.53  "Qualified Plans" shall have the meaning set forth in Section
                    ---------------
5.15(d).

     Section 1.54  "Real Property" shall have the meaning set forth in Section
                    -------------
3.9(a).

     Section 1.55  "Real Property Leases" shall have the meaning set forth in
                    --------------------
Section 3.9(b).

     Section 1.56  "Recipient" shall mean any party receiving Transaction Stock
                    ---------
pursuant to the terms of this Agreement.

     Section 1.57  "Release" shall mean that certain Release to be entered into
                    -------
by the Corporation, the Shareholders and the Venturers, substantially in the form of Exhibit D hereto.
        ---------

     Section 1.58  "Response Notice Period" shall have the meaning set forth in
                    ----------------------
Section 8.3(a).

     Section 1.59  "Restricted Period" shall mean the period commencing with the
                    -----------------
Closing Date and ending on the third anniversary thereof.

     Section 1.60  "Sellers" shall mean, collectively, the Corporation and the
                    -------
Joint Venture provided, however, that the term "Sellers" shall not include the Venturers in their individual capacities.

     Section 1.61  "Shareholders" shall mean Robert T. Kaufman and Joel F.
                    ------------
Kaufman.

     Section 1.62  "Stock Consideration" shall mean that number of shares of
                    -------------------
Graphic Common Stock determined by dividing the Purchase Price by the Stock Price, rounded up to the nearest whole number.

     Section 1.63  "Stock Price" shall mean the average closing price per share
                    -----------
of Graphic Common Stock as reported in The Wall Street Journal for the twenty
                                       -----------------------
(20) trading day period ending with the close of the fourth (4th) trading day prior to the Closing.

     Section 1.64  "Tax" shall mean all Federal, state and local sales, use,
                    ---
income, payroll, social security, occupation, gross receipts, ad valorem, transfer, franchise, withholding, employment, excise, property, or other tax, charge, duty or other assessment, together with any interest, fines or penalties in connection therewith.

     Section 1.65  "Tax and Payroll Liabilities" shall mean all Tax and payroll
                    ---------------------------
related liabilities of the Business, Corporation or Joint Venture existing on or before the Closing Date.

     Section 1.66  "Third Party Claim" shall have the meaning set forth in
                    -----------------
Section 8.3(a).

     Section 1.67  "Transaction" shall have the meaning set forth in the
                    -----------
preamble.

     Section 1.68  "Transaction Stock" shall mean the Stock Consideration and
                    -----------------
all Graphic Common Stock delivered pursuant to Section 5.9 hereof.
                                               -----------

     Section 1.69  "Venturers" shall have the meaning set forth in the preamble.
                    ---------

     Section 1.70  "WARN" shall mean the Worker Adjustment and Retraining
                    ----
Notification Act.


                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS

     Section 2.1  Purchase and Sale of Assets.  At the Closing, subject to the
                  ---------------------------
terms and conditions set forth herein, Sellers shall sell to Purchaser and Purchaser shall purchase from Sellers the Business as a going concern and the Acquired Assets.

     Section 2.2  Assumption of Liabilities.  At the Closing, subject to the
                  -------------------------
terms and conditions set forth herein, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities to the extent reflected on the Audited Schedule of Net Assets.

     Section 2.3  Purchase Price.  The purchase price (the "Purchase Price") for
                  --------------                            --------------
the Business as a going concern and the Acquired Assets shall be an amount equal to $733,125 plus or minus the Interim Net Asset Value, subject to adjustment as provided in Section 2.5 hereof, to be paid as set forth in Section 2.4 hereof.
            -----------                                    -----------

     Section 2.4  Payment of Purchase Price.  At the Closing Purchaser shall
                  -------------------------
deliver, for and in consideration of the Business as a going concern and the Acquired Assets, the Stock Consideration, which shall be allocated among and delivered to the Sellers or their designees as set forth in Section 2.6 hereof.
                                                            -----------

     Section 2.5  Purchase Price Adjustment.
                  -------------------------

          (a) Within 30 days following the Closing Date, Sellers shall cause to be prepared and delivered to Purchaser a schedule (the "Closing Schedule of
                                                             -------------------
     Net Assets"), substantially in the form of the Interim Schedule of Net
     ----------
     Assets which is attached hereto as Schedule 1.41, reflecting the Closing
                                        -------------
     Net Asset Value, and setting forth any proposed adjustment to the Purchase Price based upon the difference between the Closing Net Asset Value and the Interim Net Asset Value. Such Closing Schedule of Net Assets shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied, except that it shall omit the statements of income, cash flows, retained earnings and all footnotes. Purchaser shall provide Sellers, and any representative of Sellers, full access to the books and records of the Business for purposes of preparing the Closing Schedule of Net Assets. All outside services utilized to create the Closing Schedule of Net Assets shall be at the sole cost and expense of Sellers.

          (b) Upon receipt of the Closing Schedule of Net Assets, Graphic shall, at its expense, cause its Certified Public Accountants, Kanes Benator & Company, L.L.C., to conduct a balance sheet audit of the Closing Schedule of Net Assets (the "Audited Schedule of Net Assets") reflecting the Audited
                         ------------------------------
     Net Asset Value as of the Closing Date and setting forth any proposed adjustment to the Purchase Price based on the difference between the Interim Net Asset Value and the Audited Net Asset Value. The audit of the Closing

     Schedule of Net Assets shall be completed and the Audited Schedule of Net Assets shall be delivered to Sellers within sixty (60) days following receipt of the Closing Schedule of Net Assets and the audit shall be conducted in accordance with Generally Accepted Auditing Standards as promulgated by the American Institute of Certified Public Accountants and the Audited Schedule of Net Assets shall be prepared in Accordance with Generally Accepted Accounting Principles consistently applied, except that it shall omit the statements of income, cash flows, retained earnings and all footnotes.

          (c) Sellers shall have fifteen (15) days following receipt of the Audited Schedule of Net Assets to agree or disagree with the calculation of the Audited Net Asset Value as set forth therein. If Sellers agree within such fifteen (15) day period, payment of any difference between the Interim Net Asset Value and the Audited Net Asset Value shall be made as provided in Section 2.5(e) hereof. Failure of Sellers to notify Purchaser of a
        --------------
     disagreement, together with a reason or reasons therefor, shall be deemed agreement with the calculation of Purchase Price in the Audited Schedule of Net Assets. If the parties do not agree, notice of the same shall be delivered to Purchaser within such fifteen (15) day period, which notice shall specify the item or items of disagreement and the reasons therefor. Such dispute shall be resolved by arbitration, as set forth in Section 8.5
                                                                    -----------
     hereof.

          (d) The Purchase Price to be paid to the Sellers shall be adjusted, dollar for dollar, in the aggregate, as follows: (i) upward or downward, by the amount by which the Audited Net Asset Value as shown on the final Audited Schedule of Net Assets, as agreed upon by the parties as set forth in Section 2.5(c) hereof, is more or less than (whichever is the case) the Interim Net Asset Value; (ii) downward, by the face value of any accounts or notes receivable in favor of the Joint Venture or the Corporation which are (A) included in the Audited Schedule of Net Assets, (B) in excess of any bad debt reserve provided for on the Audited Schedule of Net Assets, and (C) remain uncollected one hundred twenty (120) days after the date of the Audited Schedule of Net Assets; (iii) downward, by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by Graphic or Purchaser as a result of the breach of any representation, warranty or covenant of the Sellers contained herein or in the schedules attached hereto; and (iv) upward by the amount of accounts or notes receivable in favor of the Joint Venture or the Corporation which are actually collected within one hundred twenty (120) days after the date of the Audited Schedule of Net Assets which exceed the face value of such accounts or notes receivable included in the Audited Schedule of Net Assets net of any bad debt reserve reflected therein.

          (e) If the adjustment set forth in Section 2.5(d) hereof results in an upward adjustment in the Purchase Price, Purchaser shall pay the amount of such adjustment to Sellers in Graphic Common Stock valued at the Stock Price and allocated among the Sellers as provided in Section 2.6 hereof.
     If the adjustment set forth in Section 2.5(d) hereof results in a downward adjustment in the Purchase Price, Sellers jointly and severally shall pay Purchaser the amount of such adjustment in Graphic Common Stock valued at the Stock Price. In the event there is a reduction in the Purchase Price pursuant to this Section 2.5, the amount of such reduction shall first be sought by Purchaser from the Escrow Stock

     Consideration in accordance with the Escrow Agreement, and if the available Escrow Stock Consideration is not sufficient to pay such deficiency, the Sellers shall remain jointly and severally liable therefor; provided, however, that payment from the Escrow Stock Consideration shall not be Purchaser's exclusive source for payment of such reduction. Any payment in Graphic Common Stock under this Section 2.5(e) shall be made by rounding the number of shares to the nearest whole number and no fractional shares shall be paid or payable. Any payments due under this Section 2.5(e) shall be made within ten (10) business days following the final determination and agreement by the parties of the Purchase Price adjustment under Section 2.5(d) hereof. If there is a disagreement regarding the total amount of the adjustment, any undisputed amounts shall be paid within ten (10) days of the notice of dispute.

          (f) Any accounts receivable which remain uncollected one hundred twenty (120) days after the date of the Audited Schedule of Net Assets and which result in a downward adjustment in the Purchase Price pursuant to
     Section 2.5(d)(ii) hereof shall be transferred back to the Sellers upon final settlement of the Purchase Price.

     Section 2.6  Allocation of Purchase Price and Assumed Liabilities.  In
                  ----------------------------------------------------
addition to Purchaser's assumption of the Assumed Liabilities from the Corporation and the Joint Venture, respectively, in the amounts reflected on the Audited Schedule of Net Assets, the Purchase Price shall be allocated between the Sellers in accordance with the following: shares of Graphic Common Stock representing $25,000 of the Purchase Price shall be allocated to the Joint Venture and the Joint Venture hereby instructs that such shares be issued and delivered directly to Richard H. Stewart, Jr. and Susan Stewart, and the Corporation shall receive the remainder of the Purchase Price.

     Section 2.7  Closing.  The closing of the Transaction (the "Closing") will
                  -------                                        -------
be held on November 1, 1996 at the offices of Galland, Kharasch, Morse & Garfinkle, P.C., Canal Square, 1054 Thirty-First Street, N.W., Washington, D.C. 20007-4492, or such other time and place as the parties may agree; provided, however, that in no event shall the Closing be held later than December 31, 1996.

     Section 2.8  Tax Consequences.  It is intended that with respect to the
                  ----------------
Corporation, the Transaction shall constitute a reorganization within the meaning of Code Section 368(a)(1)(C) and that this Agreement shall constitute a "plan of reorganization" for purposes of Code Section 368.


                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND VENTURERS

     Sellers and Venturers represent and warrant to Purchaser and Graphic as follows:

     Section 3.1  Organization; Power; Qualification:
                  ----------------------------------

               (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia. The Corporation has no subsidiaries and is not a party to any joint venture nor a partner of any partnership. The Corporation has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in Virginia and Maryland, which constitutes each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified, in good standing or authorized will not have a material adverse effect. As of the Closing Date, all of the issued and outstanding capital stock of the Corporation will be owned by Robert T. Kaufman and Joel F. Kaufman.

               (b) The Joint Venture is a partnership duly organized and validly existing under the laws of the State of Maryland. The Joint Venture has all requisite power and authority to own or lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified, in good standing or authorized will not have a material adverse effect. The Venturers constitute all of the partners of the Joint Venture.

     Section 3.2  Authority.  The execution and delivery of this Agreement, the
                  ---------
Escrow Agreement and the Release by the Corporation and the performance of its obligations hereunder and thereunder, have been duly authorized by the Corporation's board of directors and shareholders, in accordance with applicable law. Each Venturer has the requisite power and authority to enter into this Agreement, the Escrow Agreement and the Release on behalf of the Joint Venture and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Escrow Agreement and the Release by Sellers constitute valid and legally binding obligations of each Seller, enforceable against them in accordance with their respective terms.

     Section 3.3  Title to Assets.  Except as set forth on Schedule 3.3, Sellers
                  ---------------                          ------------
have good, valid and marketable title to all of the Acquired Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, and Sellers have complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Acquired Assets to Purchaser and to vest in Purchaser good title to the Acquired Assets.

     Section 3.4  No Third Party Options.  There are no existing agreements,
                  ----------------------
options, commitments or rights with, of or to any person to acquire any of the Business' assets, properties, or rights included in the Acquired Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of the Business.

     Section 3.5  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by Sellers in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (a) violate any law applicable to the Sellers or the Business; (b) conflict with, result in a breach of, or constitute a default under the current Articles of Incorporation or By-Laws of the Corporation, the Joint Venture Agreement or under any indenture, agreement, or other instrument to which Sellers or the Business are a party or by which they or any portion of their respective properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by Sellers or the Business.

     Section 3.6  Financial Statements.
                  --------------------

          (a) The Financial Statements, the Interim Schedule of Net Assets and the Closing Schedule of Net Assets (i) are in accordance with the books and records of the Business; (ii) are complete and correct and present fairly the financial condition of the Business as of the respective dates indicated and the results of operations for the respective periods indicated; (iii) reflect adequate reserves for all known liabilities and reasonably anticipated losses; and (iv) reflect proper accruals for run-off in connection with any potential termination of the Corporation's self-insured group plan.

          (b) The Financial Statements, the Interim Schedule of Net Assets and the Closing Schedule of Net Assets have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, except that
     (i) with respect to the July 31, 1996 Financial Statements the statements of cash flows, retained earnings and accompanying footnotes have been omitted; and (ii) with respect to the Interim Schedule of Net Assets and the Closing Schedule of Net Assets, the statements of income, cash flows, retained earnings and accompanying footnotes have been omitted.

          (c) The accounts receivable shown on Financial Statements or acquired by the Business after the date thereof but prior to the Closing Date (excluding those constituting Excluded Assets) have been and will be acquired or created only in the ordinary course of business and represent or will represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. Except as set forth on Schedule 3.3, all accounts receivable shown on the Financial
                  ------------
     Statements or acquired after the date thereof and prior to the Closing Date are free and clear of any and all liens, claims, charges, encumbrances, security interests or other rights against such accounts receivable in favor of others. To Sellers' Knowledge, there are no setoffs, counterclaims or disputes asserted or conditions precedent to payment therefor with respect to any such account receivable, no discount or allowance from any such account receivable has been made or agreed to, except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account and none represents billings prior to actual shipment of goods, including "bill and hold" accounts. The Business has established a bad debt reserve, as shown on the Financial Statements, and there is no fact or circumstance which would impair the validity or collectibility of the Business' accounts receivable in an amount in excess of such bad debt reserve.

          (d) All inventories reflected on the Financial Statements or acquired or to be acquired by the Business thereafter and prior to the Closing Date,
     (i) are and will on the Closing Date be in good condition, consist and will consist of materials and supplies, of a quality and quantity which are usable or salable in the ordinary course of its business, and meet and will meet all applicable government standards,
     (ii) are now and will on the Closing Date be located on the regular business premises of the Business, (iii) are now and will on the Closing Date be owned by Sellers free of any liens, claims, charges, encumbrances, security interests or other rights to or against such in favor of others, except as set forth on Schedule 3.3 hereto, (iv) have been or will be
                            ------------
     acquired by Sellers only in bona fide transactions entered into in the ordinary course of business, and (v) are valued at the lesser of cost or market value. None of such inventory is now, or on the Closing Date will be, held by Sellers on consignment. All work in process is being prepared for sale in the ordinary course of business, and, all amounts due to the Business with respect to such work in process will be paid in full within 120 days of delivery of such completed work.

          (e) The books and records of the Business have been maintained in all material respects in accordance with sound business practices.

     Section 3.7  Taxes.  All federal, state and other Tax returns of the
                  -----
Business required by law to be filed have been duly filed, such returns are and will be true, correct and complete in all material respects, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon Sellers and any of their properties, income, profits, and assets that are due and payable have been paid.

     Section 3.8  Personal Property.
                  -----------------

          (a) Schedule 3.8(a) contains an accurate and complete list of all
              ---------------
     Personal Property, and Sellers have good title to all of the Personal Property. All items of Personal Property are in good operating condition and in a state of reasonable maintenance and repair, and, to the best of Sellers' Knowledge, conform to all applicable laws, ordinances, codes, rules and regulations relating to their use or operation. No items of personal property other than the Personal Property are used or are necessary for the operation of the Business, other than leased items set forth on Schedule 3.8(b).
              ---------------

          (b) Schedule 3.8(b) contains an accurate and complete list of all
              ---------------
     leases for machinery, vehicles, equipment or other items of personal property leased with respect to the Business (the "Personal Property
                                                        -----------------
     Leases"). Each of the Personal Property Leases is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. All items of personal property subject to Personal Property Leases are in good operating condition and in a state of reasonable maintenance and repair. The Personal Property Leases shall be transferred to Purchaser as of the Closing Date, and the continuation, validity and effectiveness of the Personal Property Leases will in no way be affected by such transfer or the transactions contemplated by this Agreement, except as set forth on Schedule 3.8(b) hereto.
                  ---------------

     Section 3.9  Real Property.
                  -------------

          (a) Schedule 3.9(a) contains an accurate and complete description of
              ---------------
     all real property owned by the Sellers, including the location and size of such real property (the "Real Property"). Except as set forth on Schedule
                              -------------                            --------
     3.9(a), Sellers have good and marketable title to the Real Property.
     ------

          (b) Schedule 3.9(b) contains an accurate and complete list of all real
              ---------------
     property leases with respect to the Business (the "Real Property Leases").
                                                        --------------------
     The Real Property Leases are, and on the Closing Date will be, in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. The Real Property Leases are free and clear of any mortgages or liens, and not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. The Real Property Leases shall be terminated as of the Closing Date.

     Section 3.10  Intellectual Property.  Schedule 3.10 contains an accurate
                   ---------------------   -------------
and complete list of all trade names, trademarks, trade styles and service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications included within the Intellectual Property which are used or useful in the Businesses and that are owned by or registered in the name of Sellers or to which Sellers have any rights as licensees or otherwise, giving in each case a brief description of the terms of such license or other arrangement. Sellers have not received notice of any claimed infringement or unlawful use of any such Intellectual Property and, to the best of Sellers' Knowledge, Sellers have not infringed or made any unlawful use of the Intellectual Property. Sellers have not received notice that the manufacture, use or sale by the Business of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by the Business, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party. Sellers own (or possess adequate and enforceable rights to use without payment of royalties) all Intellectual Property necessary for the conduct of, or use in, the Business as the same is presently being conducted.

     Section 3.11  Insurance.  Schedule 3.11 contains a list and brief
                   ---------   -------------
description of the policies of fire, liability and other forms of insurance owned or held by Sellers for the Business, or in which either the Corporation or the Joint Venture is a named insured. The properties and Business of Sellers of an insurable nature are insured to the extent and against such risks customarily insured against by corporations or partnerships of similar size and in similar businesses. All policies listed on Schedule 3.11 will be outstanding and duly
                                    -------------
in force on the Closing Date. All premiums due under such policies have been paid and there are no outstanding claims under any such policies.

     Section 3.12  Litigation.  Except as set forth on Schedule 3.12, there is
                   ----------                          --------------
no litigation, arbitration or other similar proceeding pending or, to the Knowledge of Sellers, threatened against or affecting the Business or the Acquired Assets. There are no judgments, decrees, injunctions, rules or orders of any governmental entity or arbitrator outstanding against Sellers, the Business or the Acquired Assets which involve the likelihood of any adverse judgment or liability which can reasonably be expected to result in any liability of Purchaser with respect to its business or assets or any adverse change in the operations or conditions of the Business.

     Section 3.13  Compliance with Laws.  Neither Sellers nor the Business are
                   --------------------
subject to, or in default under, any order of any court, governmental authority or arbitration board or tribunal. Neither Sellers nor the Business are in violation of any laws, ordinances, governmental rules or regulations to which it or they are subject. Sellers have obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and no consent, authorization or approval of or filing with any governmental agency is required in connection with the execution and delivery by Sellers of this Agreement or the consummation by Sellers of the Transactions contemplated hereby.

     Section 3.14  Environmental Matters.
                   ---------------------

          (a) Except as set forth on Schedule 3.14(a), operations of the
                                     ----------------
     Business have been in the past and are now in compliance with all federal, state and local laws, statutes, rules, regulations, ordinances, codes, orders, decrees, judgments and all other governmental requirements and restrictions, now in existence or hereafter amended or promulgated, relating to pollution, contamination or protection of the environment or public or employee health or safety (collectively, the "Environmental
                                                             -------------
     Laws") including, without limitation, those relating to the Comprehensive
     ----
     Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
     (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
     (S) 1251 et seq., the Safe Water Drinking Act, 42 U.S.C. (S) 300f-300j, the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Occupational Safety and Health Act, and all other statutory and all common law (including, without limitation, nuisance, trespass, negligence and toxic torts).

          (b) Sellers have not been notified and are not aware of any violation of any Environmental Laws; no Seller is otherwise aware that the Business may be potentially responsible or otherwise liable under the Environmental Laws; and no Seller has received any requests for information, notices, pleadings or other documents (including, without limitation, consent orders, consent decrees, judgments, orders, complaints or injunctions) relating to (i) the Environmental Laws, (ii) environmental protection or health or safety matters, or (iii) any statutory or common law theory of liability involving environmental or health or safety matters.

          (c) The Business has had in the past and presently has all governmental permits, licenses, consents, approvals and authorizations relating to environmental protection or health or safety matters (collectively, "Environmental Permits") necessary to conduct its operations
                     ---------------------
     and has been in the past and is presently in compliance with all the Environmental Permits (including, without limitation, any information provided on the applications therefor and all restrictions or limitations therein) and has made all appropriate filings for issuance or renewal of all the Environmental Permits.

          (d) Except in the ordinary course of business in material compliance with all Environmental Laws and Environmental Permits, no use, storage, treatment, generation, recycling, disposal, releases, threatened releases, handling, burial or placement of any materials regulated under or defined by any Environmental Laws has occurred in the past or is presently occurring on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Business; and no materials regulated under or defined by Environmental Laws have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Sellers.

          (e) No under or above ground tanks have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Business.

          (f) No Seller has used any waste disposal site or otherwise disposed of, transported, or arranged for the transportation of any material regulated under or defined by any Environmental Laws to any place or location that is listed or nominated for listing on the National Priorities List, Comprehensive Environmental Response, Compensation and Liability Information System or State equivalents of either or to any place or location that may give rise to a material liability of Sellers.

          (g) To the best of Sellers' Knowledge, there are no past or present conditions, events, circumstances, facts, activities, incidents, actions, omissions or plans: (i) that may interfere with or prevent continued compliance with Environmental Laws and Environmental Permits; or (ii) that give or may give rise to any liability or other obligation under any Environmental Laws; or (iii) that form or may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Business based on or related to any Environmental Laws or Environmental Permits.

          (h) No lien exists, and to the best of Sellers' Knowledge, no condition exists which could result in filing a lien, under any Environmental Laws against any property owned, leased, operated or otherwise used by the Business.

     Section 3.15  Absence of Changes.  Except as set forth on Schedule 3.15,
                   ------------------                          -------------
since December 31, 1995 there has not been any transaction or occurrence in which either the Corporation or the Joint Venture has: (a) adopted or amended any collective bargaining agreement or any joint venture interest; (b) borrowed any amount or incurred any liabilities (absolute or contingent), except in the ordinary course of business; (c) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (d) sold, assigned or transferred any of its assets, except for sale of inventory in the ordinary course of business, or entered into any discussions or negotiations for the sale, assignment or transfer of any such assets, or cancelled any debts or claims; (e) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other Intellectual Property; (f) suffered any material adverse change in its business or financial position; (g) made any change in its accounting policies or practices; (h) made any change in employee compensation or declared any bonuses, except as described on Schedule 3.15; (i) made or declared any dividend or distribution to
             -------------
the Shareholders or Venturers; (j) experience a change in customer relations, including, without limitation, any termination or notice of termination of services by any customer; or (k) entered into any transaction other than in the ordinary course of business or as otherwise contemplated hereby.

     Section 3.16  Absence of Undisclosed Liabilities.  The Business has no
                   ----------------------------------
liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

          (a) those liabilities or obligations set forth on the Financial Statements or the Closing Schedule of Net Assets and not heretofore paid or discharged;

          (b) those liabilities arising in the regular and ordinary course of business under any Contract; and

          (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the regular and ordinary course of business since December 31, 1995.

     Section 3.17  Employees.   Schedule 3.17 contains a true and complete list
                   ---------    -------------
of all employees of the Business; their salaries or wage rates and their location of employment as of September 12, 1996, and a description of all group insurance programs in effect for employees of the Business. Sellers are not in default with respect to any of its obligations relating to salaries, wages or group insurance programs in respect of employees of the Business.

     Section 3.18  Employee Benefit Plans.
                   ----------------------

          (a) Sellers have complied, and currently are in compliance, in all material respects with the applicable provisions of ERISA and the Code with respect to each employee benefit plan (as defined under Section 3(3) of ERISA) and all other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, or arrangement, whether written or unwritten, now or previously within the last four years maintained or contributed to by the Corporation or the Joint Venture with respect to the Business (the "Plans") and a brief description of each such Plan now
                    -----
     maintained or contributed to is set forth on Schedule 3.18 hereto;
                                                  -------------

          (b) Sellers have not maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA;

          (c) Sellers have not incurred any material liability with respect to the Plans which has not been satisfied in full or been accrued on the Financial Statements pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability with respect to such Plans.

     Section 3.19  Labor Matters.  Schedule 3.19 contains a complete and
                   -------------   -------------
accurate list of all claims brought by employees against the Business in the past three (3) years, including, without limitation, (i) workers compensation claims; (ii) claims brought by employees of the Corporation before the Equal Employment Opportunity Commission; (iii) claims brought by employees under the Americans with Disabilities Act, 49 U.S.C. (S) 1201.01 et seq.; (iv) claims brought by employees under the Age Discrimination in Employment Act, 29 U.S.C.
(S) 621 et seq.; (v) charges brought by employees before the National Labor Relations Board under the National Labor Relations Act, 29 U.S.C. (S) 151 et seq.; (vi) charges brought against the Business by the Occupational Safety and Health Administration or complaints filed against the Business by employees with such administration; (vii) claims brought by employees under the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; (viii) claims brought by employees under the Fair Labor Standards Act before the Department of Labor, 29 U.S.C. (S) 201 et seq.; or (ix) claims brought by employees asserting violations of state law or state common law.

     Section 3.20  Contracts and Commitments.
                   -------------------------

          (a) Schedule 3.20 sets forth an accurate and complete list of each
              -------------
     contract which is a:

               (i) Contract for employment, or a non-competition agreement with any present or former employee of the Business;

               (ii) Contract with any labor union or other representative of employees;

               (iii)  Contract for the lease of equipment;

               (iv) Contract for the purchase, sale, production or supply of goods or services (other than sales and purchase orders in amounts not exceeding $10,000);

               (v) Distributor, sales agency or vendor contract or any franchise or license agreement;

               (vi) Note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract for borrowing or lending of money, or agreement or arrangement for a line of credit or guaranty, pledge, or undertaking of the indebtedness of any other person;

               (vii) Contract under the terms of which the Sellers are or the Business is, directly or indirectly, liable upon or with respect thereto, or is obligated in any other way to provide funds with respect of, or to guaranty or assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection;

               (viii) Contract for the provision of services by any individual or entity in excess of $10,000 (including, but not limited to, any Contracts with attorneys, accountants, consultants or contractors); or

               (ix) Any other contract upon which the Business or Acquired Assets depend or is materially affected.

          The contracts listed on Schedule 3.20 are referred to herein as the
                                  -------------
     "Contracts"
     ----------

          (b) Each of the Contracts listed in Schedule 3.20 is in full force and
                                              -------------
     effect and, except as disclosed on Schedule 3.20, there are no existing
                                        -------------
     defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. None of the Contracts, in the reasonable opinion of Sellers, contains any provision with which there is a reasonable likelihood the Sellers, the Business, or any party thereto will be unable to comply. The Contracts shall be transferred to Purchaser as of the Closing Date and, except as reflected on such Schedule 3.20, the continuation, validity and effectiveness of such
          -------------
     Contracts, and all other material terms thereof, will in no way be affected by such transfer or the transactions contemplated by this Agreement.

          (c) Except as set forth on Schedule 3.20(c) hereto, there exists no
                                     ----------------
     actual or threatened termination, cancellation or limitation of, or any modification or change in, (i) the business relationship of the Business with any customer or group of customers of the Business whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, (ii) the business relationship of the Business with any material supplier to the Business, or (iii) the relationship of the Business with any of its employees including the resignation of any of its employees.

     Section 3.21  Transactions with Affiliates.  Except as set forth on
                   ----------------------------
Schedule 3.21, neither Sellers nor any officer, director or employee of any
-------------
Seller, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the past 3 years a party to, or in any property which is or was during the past 3 years the subject of, any Contract, agreement, business arrangement or relationship with the Business.

     Section 3.22  Broker's or Finder's Fees.  No Seller, Shareholder, or
                   -------------------------
directors or employees of the Corporation or Joint Venture has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     Section 3.23  Securities Representations.
                   --------------------------

          (a) Each Recipient either alone or with his or its purchaser representative has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of obtaining the Transaction Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Recipient has had an opportunity to ask questions and receive satisfactory answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of his or its investment in capital stock of Graphic.

          (b) No Recipient has received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making his or its decision to enter into this Transaction, and each Recipient is relying solely on the information contained in this Agreement, in any prospectus delivered to him or it, and personal investigation.

          (c) Each Recipient has made other investments of this type and, by reason of his or its business and financial experience and of the business and financial experience of those persons he or it has retained to advise him or it with respect to his or its disposition of the Business, he or it has obtained the capacity to protect his or its own interest in investments of this nature. In reaching the conclusion that he or it desires to acquire the Transaction Stock, each Recipient has carefully evaluated his or its financial resources and investment position and the risks associated with his or its investment in Graphic and acknowledges that he or it is familiar with and able to bear any economic risk of such investment.

          (d) Each Recipient understands and agrees that the Transaction Stock is to be issued to him or it without registration under any state or federal law relating to the registration of securities and will be issued to him or it in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this Section 3.23.
                                                                 ------------
     Each Recipient is acquiring the Transaction Stock for his or its own account, to hold for investment, and with no present intention of dividing his or its participation with others or reselling or otherwise participating, directly or indirectly, in the distribution of the Transaction Stock and shall not make any transfer, sale, or other disposition of the Transaction Stock: (i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the Act or a transaction otherwise in compliance with the Act; and (iii) with respect to the Corporation, in a manner so that the disposition of such Transaction Stock does not cause the transactions contemplated by this Agreement to fail to qualify as a reorganization under Section 368 of the Code.

          (e) No Recipient has received any public solicitation or advertisement concerning an offer to sell the Transaction Stock. Each Recipient has received and reviewed copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1996, all Quarterly Reports on Form 10-Q currently filed for fiscal year ending January 31, 1997, and Graphic's Proxy Statement for the 1996 Annual Meeting of Shareholders.

     Section 3.24  Correctness of Representations.  No representation or
                   ------------------------------
warranty of any Seller or Venturer in this Agreement or in any statement, certificate or Schedule furnished by Sellers or Venturers pursuant hereto, or in connection with the transactions contemplated hereby, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing

Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and Schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of all deeds, title insurance policies, mortgages, indentures, notes, plans, Contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the Schedules delivered or furnished to Purchaser pursuant to this Agreement have been delivered to or have been made available to or will be made available for inspection by Purchaser and Purchaser's attorneys and accountants.


                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GRAPHIC

     Purchaser and Graphic represent and warrant to the Sellers, the Venturers and the Shareholders as follows:

     Section 4.1  Organization; Power; Qualification.  Each of Purchaser and
                  ----------------------------------
Graphic is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Purchaser and Graphic has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.

     Section 4.2  Authority.
                  ---------

          (a) Purchaser has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement, the Escrow Agreement, the Employment Agreement and the Consulting Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreement and the Consulting Agreement by Purchaser constitute valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

          (b) Graphic has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by Graphic constitute valid and legally binding obligations of Graphic, enforceable against Graphic in accordance with their respective terms.

     Section 4.3  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by Purchaser and Graphic in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (a) violate any applicable law, (b) conflict with, result in a breach of, or constitute a default under the

Articles of Incorporation or By-Laws of Purchaser or Graphic or under any indenture, agreement or other instrument to which Purchaser or Graphic is a party or by which they or any of their properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any material property now owned or hereinafter acquired by Purchaser or Graphic.

     Section 4.4  Transaction Stock.  Each share of Transaction Stock, when
                  -----------------
issued and delivered as contemplated by this Agreement and the Escrow Agreement, will be duly authorized, validly issued, fully paid and non-assessable. None of the Transaction Stock is subject to any liens or other rights, and there are no options, warrants, purchase agreements, put agreements, call agreements or other agreements to which Graphic is a party which relate to or affect the transfer of the Transaction Stock.

     Section 4.5  Broker's or Finder's Fees.  Except for the services of Garland
                  -------------------------
McPherson & Associates, Inc., for which Graphic is responsible to pay all fees with respect to the Transaction, neither Graphic nor Purchaser nor any director or employee of Graphic or Purchaser has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     Section 4.6  Graphic Reports.  Graphic has delivered to Robert T. Kaufman
                  ---------------
for distribution to each of the Recipients copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1996, all Quarterly Reports currently filed on Form 10-Q for fiscal year ending January 31, 1997, and Graphic's Proxy Statement for the 1996 Annual Meeting of Shareholders. As of their respective dates, none of the above-mentioned reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     Section 4.7  Eligibility to File Form S-3.  Graphic meets all eligibility
                  ----------------------------
requirements under the Act for filing a Registration Statement on Form S-3 with respect to the Transaction Stock.

     Section 4.8  Correctness of Representations.  No representation or warranty
                  ------------------------------
of Purchaser or Graphic in this Agreement or in any statement, certificate or Schedule furnished by Purchaser or Graphic pursuant hereto, or in connection with the transactions contemplated hereby, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date.


                                   ARTICLE 5
                           OBLIGATIONS AND COVENANTS

     Section 5.1  Conduct of the Business Prior to Closing. From the date hereof
                  ----------------------------------------
to the Closing Date, and except to the extent that Purchaser shall otherwise consent in writing, the Sellers shall:

          (a) operate the Business as presently operated and only in the ordinary course, and use its commercially reasonable efforts to preserve intact its good will, reputation and present business organization and to preserve its relationships with persons having business dealings with it;

          (b) maintain all of the properties of the Business in good order and condition, reasonable wear and use excepted;

          (c) take all steps reasonably necessary to maintain the Intellectual Property including any pending applications therefor;

          (d) pay accounts payable, other obligations and liabilities and collect accounts receivable of the Business in accordance with the Sellers' past business practices;

          (e) comply and cause the Business to comply with all laws applicable to the conduct of the Business;

          (f) not enter into any settlement regarding any claim, dispute or other cause of action brought against Sellers or the Business by any third party except for settlements of customer disputes in the ordinary course of business;

          (g) not sell, or otherwise dispose of, any of the Acquired Assets, other than in the ordinary course of business;

          (h) submit all contracts to which Sellers or the Business is to become a party between the date hereof and the Closing Date for approval by Purchaser, other than contracts entered into in the ordinary course of business; and

          (i) not take any action that would constitute a breach of Section 3.15
                                                                    ------------
     hereof.

     Section 5.2  No Solicitation.  Sellers shall not, nor shall they permit any
                  ---------------
of their officers, directors, employees, agents, or representatives, directly or indirectly, to (a) initiate, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning the Business or its properties or assets to, or afford any access to its properties, books and records to, any person other than Purchaser in connection with any possible proposal (an "Acquisition
                                                                   -----------
Proposal") regarding the sale, merger, consolidation, or similar transaction
--------
with respect to the Business. Sellers shall notify Purchaser immediately if any discussions or negotiations are sought to be initiated or such information is requested with respect to an Acquisition Proposal.

     Section 5.3  Access and Information.  From the date hereof to the Closing
                  ----------------------
Date, Sellers shall afford to Purchaser, its counsel, accountants and other representatives, free and full access to all the offices, properties, books, contracts, commitments and records of the Business and to furnish such persons with all information (including financial and operating data) concerning its affairs as they reasonably may request, including copies and extracts of pertinent records, documents and contracts. The Business and its employees shall assist Purchaser, its counsel, accountants and representatives, in their examination of the Business' books and records. To the extent that the Sellers shall have control over same, the accountants of the Business shall furnish to Purchaser during such period any and all of their statements, working papers and underlying records and data as Purchaser reasonably may request.

     Section 5.4  Notification of Changes.  Between the date hereof and the
                  -----------------------
Closing Date, Sellers shall promptly notify Purchaser in writing of any material change in the financial condition of the Business and the method of conducting its operations, any material damage to or loss of any property used in the Business, or the institution of or the threat of institution of legal proceedings against the Business.

     Section 5.5  No Default.  Sellers shall not after the date hereof and
                  ----------
through the Closing Date do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a material breach of any Contract.

     Section 5.6  Taxes.  All Tax returns of the Business required to be filed
                  -----
by the Closing Date, taking into account any extensions of the filing deadlines granted to the Business, that have not yet been filed prior to the date hereof (including those relating to periods after the Closing Date) shall be prepared and filed by Sellers. Sellers shall use their best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision. All Tax and Payroll Liabilities shall be retained by Sellers and paid by Sellers when due.

     Section 5.7  Compliance with Laws.  At all times after the date hereof and
                  --------------------
through the Closing Date, Sellers shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     Section 5.8  Consent of Others.  To the extent that the consummation of the
                  -----------------
transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any Contract, license, lease or agreement to which any Seller is a party or by which the Acquired Assets are bound or otherwise, or under any governmental law or regulation, Sellers shall use their commercially reasonable efforts to obtain any such consent or approval prior to the Closing Date.

     Section 5.9  Payment of Assumed Liabilities and Deferred Compensation.  Any
                  --------------------------------------------------------
Assumed Liabilities for loans advanced by any Shareholder or Venturer or any of their affiliates, or any interest accrued thereon, including, without limitation, the Corporation's payment obligations under that certain Stock Redemption and Employment Agreement dated May 12, 1988 between the Corporation and Richard H. Stewart, Jr. and all deferred compensation owed to Richard H. Stewart, Jr. by the Corporation to the extent reflected on the Audited Schedule of Net Assets shall be paid at Closing by delivery to such individual of an appropriate number of shares of Graphic Common Stock, valued at the Stock Price; provided, however, that the Corporation's payment obligation for interest of $35,545 as accrued on the Interim Schedule of Net Assets and the Audited Schedule of

Net Assets as being due to Robert Ostrosky shall be paid by Purchaser by delivery of such amount in cash at the Closing.

     Section 5.10  Accounts Receivable.
                   -------------------

          (a) Sellers jointly and severally hereby guaranty the collectibility of all accounts receivable, net of any reserves, reflected on the Audited Schedule of Net Assets, satisfaction of such guaranty shall first be sought by the Purchaser from the Escrow Stock Consideration and if the available Escrow Stock Consideration is not sufficient to cover the guaranteed amount, the Sellers shall remain jointly and severally liable therefor; provided, however, that payment from the Escrow Stock Consideration shall not be Purchaser's exclusive source of payment under the guaranty.

          (b) Purchaser shall use commercially reasonable efforts, following the Closing Date, to collect in the ordinary course of business all of the accounts receivable of the Business reflected on the Audited Schedule of Net Assets.

     Section 5.11  Mercantile Debt.  Purchaser shall pay-off or assume at
                   ---------------
Closing all amounts owed by the Business to Mercantile Safe Deposit and Trust Company and, in the event of an assumption, Purchaser shall secure all necessary third party consents to such assumption.

     Section 5.12  Release of Personal Guaranties.  Purchaser shall cause any
                   ------------------------------
personal guaranties of any Seller, Shareholder or Venturer with respect to any Assumed Liability of the Business to be released on or prior to the Closing. If such release cannot be obtained, Graphic shall unconditionally guaranty the performance of Purchaser with respect to such guaranteed liability.

     Section 5.13  Post-Closing Sale of Real Estate.  In the event that the real
                   --------------------------------
property located at 12201 Industrial Parkway, Silver Spring, Maryland, and the building located thereon is sold by Purchaser or any of its affiliates (including, but not limited to, Graphic) within the five (5) year period beginning on the Closing Date, the net proceeds of the sale to Purchaser in excess of $3.3 million before income tax shall be divided 50% to the Purchaser and 50% to the Venturers in accordance with their respective ownership interest in the Joint Venture set forth on Schedule 5.13.
                                  -------------

     Section 5.14  Confidentiality.  Each of Graphic, Purchaser, the Sellers,
                   ---------------
the Shareholders and the Venturers shall agree to keep confidential and not use for its or their own benefit or the benefit of any other persons, or divulge to any other person, any confidential or Proprietary Information which such party learns during the course of the Transaction and which relates to the other parties hereto or their affiliates. Each of the parties hereto shall use its best efforts not to disclose, or to allow any of its officers, directors, stockholders, agents or employees to disclose, the existence of this Agreement or the Transaction contemplated hereby, except as required by applicable law or legal process, without the prior written consent of the other parties hereto. The parties agree that if the Transaction is not consummated for any reason, each shall return or destroy all confidential materials received from any other party hereto.

     Section 5.15  Employee Benefits Plans.
                   -----------------------

          (a) Purchaser shall not adopt, maintain, or assume sponsorship of any of the Plans.

          (b) Sellers shall retain liability for and shall pay when due all benefits under any of the Plans providing medical or dental benefits attributable to covered services rendered and expenses incurred on or prior to the Closing Date and all medical and dental benefits attributable to covered services rendered and expenses incurred after the Closing Date with respect to employees of the Business and their eligible dependents who are confined to hospitals or nursing institutions on the Closing Date, or receiving home health care following a hospital confinement if the illness or injury for which such confinement is necessary commenced on or prior to the Closing Date.

          (c) Sellers shall retain all liability for the continuation coverage requirements of Sellers under Section 4980B of the Code and Section 601 and 608 of ERISA, with respect to each Sellers' employee who terminates or terminated employment on or before the Closing Date and Purchaser shall have no liability with respect thereto.

          (d) After the Closing Date, as to all of Sellers' benefit plans that are exempt from federal income taxation under Section 501(a) of the Code (the "Qualified Plans"), Sellers shall (i) terminate all Qualified Plans,
     (ii) submit a completed Form 5310 to the Internal Revenue Service regarding the continued qualification of each qualified Plan to be terminated and
     (iii) following the receipt of a favorable determination letter from the Internal Revenue Service, make final distributions to participants of their account balances in any Qualified Plans.

     Section 5.16  Treatment of Transaction as Reorganization.  Graphic and
                   ------------------------------------------
Purchaser shall use commercially reasonable efforts to assist Sellers in filing all tax returns related to the Transaction in a manner consistent with characterizing the Transaction as a tax-free reorganization within the meaning of Code Section 368(a)(1)(C). After the Closing Date, Graphic and Purchaser shall make commercially reasonable efforts to cooperate with Sellers and to make available to Sellers, as reasonably requested, all information, records and documents relating to liabilities or potential liabilities for taxes of, or related to, the Sellers, for periods ending on or before the Closing Date.

     Section 5.17  WARN Act Liability.  After the Closing Date, Purchaser shall
                   ------------------
assume responsibility and liability for any mass layoffs or plant closings that trigger the notice requirement of WARN.

                                 ARTICLE 6
                   CONDITIONS TO CONSUMMATION OF TRANSACTION

          Section 6.1  Conditions to Obligations of Purchaser.  The obligation
                       --------------------------------------
of Purchaser to consummate the Transaction is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Purchaser shall have satisfactorily completed its due diligence inquiry into the business affairs and financial condition of the Business, and shall have received satisfactory assurances that it will enjoy continued customer and employee relationships with existing customers and employees of the Business.

          (b) Each of the representations and warranties of Sellers and Venturers shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing as though made on and as of the Closing; Sellers and Venturers shall, on or before the Closing, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing, and Sellers and Venturers shall have delivered to Purchaser a certificate dated as of the date of the Closing to the foregoing effect.

          (c) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Transaction or which would have a material adverse effect on Purchaser's ability to conduct the Business as presently conducted or which claims material damages from Purchaser, Sellers, Venturers or the Business with respect to the Transaction.

          (d) The Corporation shall have delivered to Purchaser a certificate of its Secretary certifying as to the requisite corporate or other action authorizing the Transaction and incumbency of its officers.

          (e) Sellers shall have obtained all necessary third party consents to the Transaction from the parties set forth on Schedule 6.1(e) hereto.
                                                   ---------------

          (f) Purchaser shall have received any regulatory approvals required by applicable laws.

          (g) Purchaser shall have received a fully executed copy of the Release substantially in the form of Exhibit D hereto.
                                  ---------

          (h) Robert T. Kaufman shall have entered into the Consulting Agreement substantially in the form of Exhibit A hereto.
                                  ---------

          (i) Joel F. Kaufman shall have entered into the Employment Agreement substantially in the form of Exhibit B hereto.
                                  ---------

          (j) Robert T. Kaufman shall have executed and delivered to Purchaser the Escrow Agreement substantially in the form of Exhibit C hereto.
                                                       ---------

          (k) Purchaser shall have entered into satisfactory employment arrangements with Willie Brennan, Andrea Krupinski and Tony Sarro.

          (l) Purchaser and Graphic shall be satisfied, in their sole discretion, that there exists no actual or threatened claims, disputes or allegations against them, the Business or the Acquired Assets arising out of the Transaction by any Seller, Shareholder, Venturer or third party, other than those arising out of this Agreement or transactions contemplated hereby; including without limitation settlement of all disputes with former employees of the Corporation.

          (m) Purchaser shall have received the opinion of Galland, Kharasch, Morse & Garfinkle, P.C., counsel to Sellers, in form and substance satisfactory to Purchaser.

          (n) Since the date hereof, there shall have been no material adverse change in the Business or event or circumstance which would reasonably be expected to result in a material adverse change in the Business, except in each case matters related to the economic conditions of the Business' industry as a whole.

     Section 6.2  Conditions to Obligations of Sellers.  The obligation of
                  ------------------------------------
Sellers to consummate the Transaction is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of Purchaser and Graphic shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing as though made on and as of the Closing; Purchaser and Graphic shall, on or before the Closing, have performed in all material respects all of its obligations under this Agreement which by the terms hereof are to be performed on or before the Closing; and Purchaser and Graphic shall have delivered to Sellers a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

          (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Transaction or which would have a material adverse effect on the right of Sellers to consummate the Transaction or which claims material damages from Sellers with respect to the Transaction.

          (c) Purchaser shall have delivered to Sellers a certificate of its Secretary certifying as to the requisite corporate and other action authorizing the Transaction, and the incumbency of its officers.

          (d) Purchaser shall have entered into the Employment Agreement, substantially in the form of Exhibit B hereto.
                                  ---------

          (e) Purchaser shall have entered into the Consulting Agreement, substantially in the form of Exhibit A hereto.
                                  ---------

          (f) Purchaser and Graphic shall have executed and delivered to Sellers the Escrow Agreement, substantially in the form of Exhibit C hereto.
                                                        ---------

          (g) Sellers shall have received the opinion of Powell, Goldstein, Frazer & Murphy, counsel to Purchaser and Graphic, in form and substance satisfactory to Sellers.

          (h) Purchaser shall have satisfied or assumed all amounts owed by the Sellers to Mercantile Safe Deposit and Trust Company and, in the event of an assumption, Purchaser shall have secured all necessary third party consents to such assumption.


                                   ARTICLE 7
                       REGISTRATION OF TRANSACTION STOCK

     Section 7.1  Registration of Transaction Stock.  Graphic shall use its best
                  ---------------------------------
efforts to prepare and file with the Commission as soon as practicable after the Closing, but in no event later than 90 days, a Registration Statement on Form S-3, pursuant to which Graphic shall request that the Transaction Stock be registered for resale by the Recipients, and shall use its best efforts to have such registration become effective. Recipients shall receive a copy of the Registration Statement prior to filing for review, and Recipients shall represent and warrant that the information contained in the Registration Statement concerning them and the intended method of distribution of such securities is true, complete, and correct. If at any time during the Effective Period Graphic is unable to maintain such Registration Statement on Form S-3, Graphic shall use a Form S-1 or such other registration form as Graphic deems appropriate in order to fulfill its obligations under this Article 7.

     Section 7.2  Furnishing Information.  Recipients shall furnish to Graphic
                  ----------------------
such information regarding themselves or the Transaction Stock, and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect the registration of such shares.

     Section 7.3  Prospectus Requirements.  Recipients hereby covenant with
                  -----------------------
Graphic that they will promptly advise Graphic of any changes in the information concerning Recipients contained in the Registration Statement and that Recipients will not make any sale of the Transaction Stock pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. Recipients acknowledge that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, Recipients agree not to sell any shares of Transaction

Stock pursuant to any such prospectus. Recipients covenant that they will not sell any shares pursuant to any such prospectus during the period commencing at the time at which Graphic gives Recipients notice of the suspension of the use of said prospectus and ending at the time Graphic gives notice that such Recipients may thereafter effect sales pursuant to said prospectus.

     Section 7.4  Registration Rights, Etc.
                  -------------------------

          (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Transaction Stock until the third anniversary of the Closing Date or the sale by Recipients of all of such stock, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and file with the
                         ----------------
     Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

          (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by Recipients pursuant to
     Section 7.2 or statements or omissions made in reliance upon and in
     -----------
     conformity with information furnished to Graphic in writing by or on behalf of Recipients expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

          (c) In connection with the Registration Statement, Graphic agrees to, as soon as reasonably practicable:

               (i) furnish to Recipients such number of copies of the Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as Recipients may reasonably request;

               (ii) notify Recipients promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

               (iii) advise Recipients after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

               (iv) use its best efforts to register or qualify the Transaction Stock under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Recipients shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable Recipients to consummate the disposition in such jurisdiction of such securities; and

               (v) notify Recipients, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 7.5  Indemnification.
                  ---------------

          (a) Graphic agrees to indemnify, defend and hold harmless Recipients from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Recipients), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse Recipients and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in this information confirmed by Recipients pursuant to Section 7.2 or based upon
                                                     -----------
     information furnished to Graphic in writing by or on behalf of such Recipient expressly for use therein.

          (b) Recipients agree to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus contained in the Registration Statement (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement in any thereof not misleading, to the extent that such untrue statement or omission is contained in the information confirmed by Recipients pursuant to Section 7.2 or is made in
                                                     -----------
     reliance upon or in conformity with information furnished in writing by or on behalf of Recipient expressly for inclusion in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto), and (ii) the failure by Recipient to comply with the covenants contained in Section 7.3 above, and will reimburse Graphic and such other
                  -----------
     persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

     Section 7.6  Fees and Expenses of Registration.  Graphic will pay all
                  ---------------------------------
expenses and fees incident to the performance of its obligations in Sections
                                                                    --------
7.1, 7.3 and 7.4 other than selling commissions and fees and expenses of counsel
     ---     ---
or other advisors to Recipients; provided, however, that Graphic shall pay the fees and expenses of one counsel for Recipients in connection with its registration obligations hereunder, not to exceed $2,500.


                                   ARTICLE 8
                                INDEMNIFICATION


     Section 8.1  Indemnification of Purchaser and Graphic by Sellers.
                  ---------------------------------------------------

          (a) On the terms set forth in this Agreement, Sellers shall, from and after the Closing Date, jointly and severally indemnify, defend, and hold Purchaser and Graphic and their respective subsidiaries and affiliates harmless from, against and in respect of any and all Damages incurred by any of them arising from or in connection with any breach of any representation, warranty or covenant made by Sellers in this Agreement and for any and all liability (including undisclosed and contingent liabilities) incurred or suffered by Purchaser or Graphic as a result of the Transaction other than Assumed Liabilities; including, without limitation, any Damages incurred by any of them arising from or in connection with any Excluded Assets or Excluded Liabilities.

          (b) The Sellers' representations, warranties and covenants set forth in this Agreement shall, for purposes of this Section 8.1, be deemed to have survived for a two (2) year period following the Closing Date except with respect to the representations, warranties and covenants set forth in

     Sections 3.1, 3.2, 3.3, 3.7 and 3.14 or which relate to any liability other
     ------------  ---  ---  ---     ----
     than the Assumed Liabilities, which shall survive for a period of seven (7) years following the Closing Date.

          (c) Notwithstanding anything to the contrary contained in this Section 8.1, no Damages shall be recoverable hereunder unless the aggregate amount of all Damages shall exceed $25,000, and the full amount of Damages shall be recovered once this threshold is met without regard to such threshold; provided, however that this threshold shall not apply to any adjustment in Purchase Price pursuant to Article 2 hereof.

          (d) Notwithstanding anything to the contrary contained in this Agreement, including but not limited to this Section 8.1, the aggregate liability of the Sellers, Shareholders and Venturers to Graphic and Purchaser under this Agreement shall be limited to the total value of all of the Transaction Stock delivered under this Agreement, including the Escrow Stock Consideration delivered from escrow to Robert T. Kaufman, valued at the Stock Price.

     Section 8.2  Indemnification of Sellers by Purchaser and Graphic.
                  ---------------------------------------------------

          (a) On the terms set forth in this Agreement, Graphic and Purchaser shall, from and after the Closing Date, jointly and severally indemnify, defend and hold Sellers harmless from, against and in respect of any and all Damages incurred by any of them arising from or in connection with any breach of any representation, warranty or covenant made by Graphic or Purchaser in this Agreement and for any liability incurred or suffered by any Seller as a result of the Assumed Liabilities or any liability which arises after the Closing Date and which liability relates solely to the actions or inactions of Purchaser with respect to such Acquired Assets following the Closing Date.

          (b) The representations, warranties and covenants of Graphic and Purchaser set forth in this Agreement, for purposes of this Section 8.2, shall be deemed to have survived for a period of two (2) years.

     Section 8.3  Method of Asserting Claims, Etc.
                  --------------------------------

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party (a

     "Third Party Claim") or an Indemnified Party seeks indemnification from an
     ------------------
     Indemnifying Party in connection with any other type of claim for which indemnity may be sought hereunder (referred to herein as a "Non Third Party
                                                                 ---------------
     Claim") (Third Party Claim and Non Third Party Claim shall be referred to
     -----
     collectively as a "Claim"), the Indemnified Party shall use reasonable
                        -----
     efforts to notify the Indemnifying Party in writing of such Claim, specifying the nature of such Claim arising hereunder and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice").
                                                                ------------
     The Indemnifying Party shall have twenty calendar days (or such earlier period of time as may be required for the filing of responsive pleadings to any legal action instituted with respect to the Claim or required due to contractual deadlines imposed upon the Indemnified Party by the contract in dispute but in any event, not less than 10 days) from the receipt of the Claim Notice (the "Response Notice Period") to notify the Indemnified
                        ----------------------
     Party, (i) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such Claim and (ii) notwithstanding any such dispute, whether or not it will defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. No failure by an

     Indemnified Party to notify the Indemnifying Party of the existence or assertion of a claim for which indemnification may be sought shall constitute a defense to or waiver of such claim for indemnification except to the extent the Indemnifying Party may be able to prove that it has been materially prejudiced by such failure or delay.

          (b) If the Indemnifying Party disputes its liability with respect to such Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim as provided in paragraphs (c) and (d) below), such dispute shall be resolved in accordance with Section 8.5 hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Third Party Claim, such Third Party Claim shall not be settled without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Response Notice Period that it will defend the Indemnified Party against a Third Party Claim, then the Indemnifying Party shall assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in all reasonable respects in such defense, including without limitation in making any appropriate counterclaim against the person asserting the Third Party Claim or any appropriate cross-complaint against any person (unless such counterclaim or cross-complaint would be against any other entity with which the Indemnified Party has ongoing business relations and would have a significant likelihood in the good faith judgment of the Indemnified Party of damaging such business relationships); provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which could reasonably be expected to have a material adverse effect on the Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such Third Party Claim at its cost and expense, and such reasonable legal fees and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such Third Party Claim at its sole cost and expense.

          (d) If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice within the Response Notice Period as provided above or otherwise, then the Indemnified Party shall, at the expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), have the right to defend, settle or compromise any such Third Party Claim with counsel of its own choosing. In the event the Indemnified Party proposes to settle a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party written notice of the proposed settlement of the Third Party Claim, which the Indemnifying Party may reject in its reasonable judgment within thirty days of receipt of such notice. In the event the Indemnified Party settles such Third Party Claim over the objection of Indemnifying Party, dispute over such settlement shall be resolved as provided in Section 8.5 hereof.
                                                 -----------

          (e) In the event an Indemnified Party has a claim for indemnification against the Indemnifying Party hereunder with respect to a Non Third Party Claim, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8.5 hereof; if the Indemnifying Party
                                 -----------
     accepts or agrees with such claim or does not notify the Indemnified Party within the Response Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

     Section 8.4  Payment.  The Indemnifying Party shall pay the Indemnified
                  -------
Party, within ten days after the final determination of liability under this

Article 8, the amount of any indemnification to which the Indemnified Party is
---------
entitled. The Indemnifying Party shall not have the right to set-off any amount owed to the Indemnified Party under this Article 8 against any amounts owed by the Indemnified Party to the Indemnifying Party. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

     Section 8.5  Arbitration.  All disputes under this Article 8, Section 2.4
                  -----------                           ---------  -----------
or Section 2.5 shall be settled by arbitration in New York, New York, before a
   -----------
single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto
      ---
giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 8.5. The arbitrator shall be
                                        -----------
selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Unless otherwise designated by the arbitrator as a result of fault, each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.

                                 ARTICLE 9
                            COVENANT NOT TO COMPETE

          Section 9.1  Agreement Not to Compete.  Unless otherwise consented to
                       ------------------------
in writing by Purchaser, the Sellers agree that during the Restricted Period they will not, within the Area, either directly or indirectly, on their own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5%) of a publicly traded company. The Shareholders acknowledge that the agreements not to compete contained in the Consulting Agreement and the Employment Agreement are being entered into in connection with the sale of the Business, as well as in connection with the consulting and employment relationships between the Shareholders and Purchaser.

          Section 9.2  Agreement Not to Solicit Employees.  The Sellers agree
                       ----------------------------------
that during the Restricted Period, they will not, without the prior written consent of Purchaser, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of Purchaser or Graphic, any person employed by Purchaser or Graphic. The Shareholders acknowledge that the agreements not to solicit employees contained in the Consulting Agreement and Employment Agreement are being entered into in connection with the sale of the Business, as well as in connection with the consulting and employment relationships between the Shareholders and Purchaser.

          Section 9.3  Agreement Not to Solicit Customers.  The Sellers agree
                       ----------------------------------
that during the Restricted Period, they will not, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit or attempt to solicit any person, firm or corporation who was a customer of the Business during the immediately preceding one-year period (as shown on the books and records of the Business). The Shareholders acknowledge that the agreements not to solicit customers contained in the Consulting Agreement and Employment Agreement are being entered into in connection with the sale of the Business, as well as in connection with the consulting and employment relationships between the Shareholders and Purchaser.

          Section 9.4  Confidentiality.
                       ---------------

          (a) After the Closing, Sellers, Shareholders and Venturers (i) will hold the Proprietary Information in confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information. In the event that any Seller, Shareholder or Venturer determines that he or it is required by law to disclose any Proprietary Information, he or it will not make such disclosure unless (and then only to the extent that) he or it has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to Purchaser (if reasonably practical) that such disclosure has been requested and is required by law.

          (b) Any and all reproductions of the Proprietary Information in the custody or control of the Sellers, Shareholders or Venturers will prominently display a confidentiality legend.

          (c) Sellers, Shareholders and Venturers covenant and agree that on or before the Closing Date, they will destroy or will deliver to Purchaser all tangible copies and embodiments of the Proprietary Information in their possession or control.

     Section 9.5  Remedies.  The parties hereto specifically acknowledge and
                  --------
agree that the remedy at law for breach of this Article 9 will be inadequate and
                                                ---------
that any party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                   ARTICLE 10
                        TERMINATION; AMENDMENTS; WAIVER

     Section 10.1  Termination.  This Agreement may be terminated, and the
                   -----------
Transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the written consent of Purchaser and Sellers;

          (b) by Purchaser or Sellers if, without a material breach of the terminating party, the Closing shall not have occurred on or before December 31, 1996, which date may be extended by mutual consent of the parties;

          (c) by Purchaser if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by the Sellers or Venturers in their representations, warranties, covenants or agreements set forth herein; or

          (d) by Sellers if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by Purchaser or Graphic in its representations, warranties, covenants or agreements set forth herein.

     Section 10.2  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement
                                          ------------
shall forthwith become void and have no effect, other than the provisions of

Section 11.7 which shall survive.  Nothing contained in this Section 10.2 shall
------------                                                 ------------
relieve any party from liability for any breach of this Agreement occurring before such termination.

                                  ARTICLE 11
                                 MISCELLANEOUS

          Section 11.1  Entire Agreement; Assignment.  This Agreement, together
                        ----------------------------
with any confidentiality agreements between the parties hereto, (a) constitutes, with the Schedules and the Exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof; provided, however, that Purchaser and Sellers acknowledge that this Agreement is being executed in part under that certain power of attorney contained in Section 18 of the Letter of Intent by and among the parties hereto dated July 24, 1996 and nothing contained in this Agreement supersedes such Section 18 of the Letter of Intent (notwithstanding the foregoing), and Sellers represent and warrant that such Letter of Intent was duly executed by all parties thereto other than Graphic and that such power of attorney is in full force and effect and has not been rescinded, revoked, modified or amended, in whole or in part, and (b) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign its respective rights and obligations to any direct or indirect subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

          Section 11.2  Validity.  The invalidity or unenforceability of any
                        --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          Section 11.3  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five
(5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     If to Purchaser or Graphic, to it at:

     Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, GA  30324
     Telecopy:  (404) 874-7589
     Attention:  Mark C. Pope, III

     with a copy to:

     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia  30303
     Telecopy:  (404) 572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to the Sellers, to them at:

     12201 Old Columbia Pike
     Silver Spring, Maryland 20904
     Attn:  Robert T. Kaufman

     with a copy to:

     Galland, Kharasch, Morse & Garfinkle, P.C.
     Canal Square
     1054 Thirty-First Street, N.W.
     Washington, D.C.  20007-4492
     Telecopy:  (202) 342-5219
     Attn:  Joseph B. Hoffman, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof).

     Section 11.4  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 11.5  Descriptive Headings.  Except as contained in Article 1
                   --------------------
hereto, descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.6  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 11.7  Expenses.  All costs and expenses incurred in connection with
                   --------
the Transaction shall be paid by the party incurring such expenses; provided, however, any legal or accounting expenses incurred by the Sellers in connection with the Transaction contemplated herein shall be accrued in full on the Closing Schedule of Net Assets of Sellers as an Assumed Liability as of the Closing Date and any balance due as of the Closing Date shall be included in the Audited Schedule of Net Assets, and shall be paid in full by Purchaser within 30 days after the Audited Schedule of Net Assets is agreed upon pursuant to Section 2.5(c) hereof.

     Section 11.8  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                         PRESSTAR ACQUISITION CORP.


                         By:  /s/ Mark C. Pope, III
                              ---------------------
                         Name: Mark C. Pope, III
                               --------------------
                         Title:   President
                                 ------------------



                         GRAPHIC INDUSTRIES, INC.

                         By:  /s/ Mark C. Pope, III
                              ---------------------
                         Name: Mark C. Pope, III
                               --------------------
                           Title:   Chairman
                                   ----------------



                         EX-SPEED-ITE SERVICE, INC.


                         By: /s/ Robert T. Kaufman
                            ----------------------
                              Robert T. Kaufman
                              President


                         /s/ Robert T. Kaufman
                         ---------------------
                         Robert T. Kaufman, Shareholder


                         /s/ Joel F. Kaufman
                         -------------------
                         Joel F. Kaufman, Shareholder

                         12201 INDUSTRIAL PARKWAY JOINT VENTURE



                         /s/ Robert T. Kaufman
                         ---------------------
                         Robert T. Kaufman, Managing Venturer



                         /s/ Libby Kaufman
                         -----------------
                         Libby Kaufman, Venturer



                         /s/ Richard H. Stewart, Jr.
                         ---------------------------
                         Richard H. Stewart, Jr., Venturer
                         by Robert T. Kaufman under Power of Attorney



                         /s/ Susan Stewart
                         -----------------
                         Susan Stewart, Venturer
                         by Robert T. Kaufman under Power of Attorney



                         /s/ Robert Ostrosky
                         -------------------
                         Robert Ostrosky, Venturer
                         by Robert T. Kaufman under Power of Attorney



                         /s/ Joan Ostrosky
                         -----------------
                         Joan Ostrosky, Venturer
                         by Robert T. Kaufman under Power of Attorney